Exhibit 99.1

TheStreet Reports Results for Three-Month Period Ended March 31, 2019

NEW YORK, March 14, 2019 -- TheStreet, Inc. (Nasdaq: TST) a leading financial news and information company, today announced its financial and operating results for the transitional three-month period ended March 31, 2019 (the “stub period”). The stub period resulted from the previously-announced change in TST’s year end from December 31 to March 31.

Effective February 14, 2019, TheStreet, Inc. completed the sale of its business-to-business units, The Deal and BoardEx (the “B2B Sale”). As a result, The Deal and BoardEx have been reclassified as discontinued operations in the financial statements. Accordingly, the results presented in this press release reflect continuing operations unless indicated otherwise.

Stub Period Highlights

●	The Company closed the B2B Sale on February 14, 2019 for gross proceeds $87.3 million.

●	Total Revenue from the Company’s Business-to-Consumer (B2C) business, which are its continuing operations, was $6.69 million, a slight increase over total revenue of $6.67 million from the same period last year.

○	Subscription revenue totaled $4.9 million, an increase of $0.3 million, or 6% over the same period last year.

○	Premium deferred subscription revenue grew $0.8 million, or 7% over the same period last year.

○	Advertising revenue decreased by approximately $0.2 million, or 9% over the same period last year.

●	Excluding non-cash compensation and restructuring charges, total operating expense decreased by $55 thousand compared to the same period last year.

●	Adjusted EBITDA[1] for continuing operations totaled ($1.8) million, a year-over-year improvement of $0.1 million.

●	Net loss from continuing operations, including non-cash charges, totaled ($5.1) million, or ($0.99) per basic continuing share.

●	Cash, cash equivalents, restricted cash and marketable securities totaled $120.3 million at March 31, 2019.

1 Adjusted Operating Expense excludes non-cash goodwill impairment, transaction costs, restructuring charges and non-cash / stock-based compensation for key employee retention efforts

“In 2019, we have now successfully completed a multi-staged initiative where we have sold the B2B business, distributed a significant amount of cash to our stockholders and positioned the consumer business to take advantage of opportunities for future growth,” said Eric Lundberg, Chief Executive Officer and Chief Financial Officer. “We continue to evaluate the remaining business for cost efficiencies and explore strategic alternatives while executing on our business plan to deliver data and key operating metric driven premium subscription products and content to a loyal and attractive audience.”

Stub Period Results

For the stub period, the Company reported revenue of $6.69 million from continuing operations, net loss from continuing operations of ($5.1) million, or ($0.99) per basic continuing share, and an Adjusted EBITDA(1) loss of ($1.8) million. The first quarter net loss from continuing operations widened over the same period last year primarily due to $2.9 million in restructuring costs and $2.9 million of non cash compensation. Excluding the above charges, net income from continuing operations for the stub period equaled $1.0 million as compared to net loss from continuing operations of ($1.9) million for the first quarter of 2018 due primarily to an increase in tax benefit of $2.4 million.

Operating expense for the period totaled $15.0 million as compared to $9.4 million for the same period in the prior year, primarily the result of noncash compensation and restructuring charges which consisted of severance costs and the abandonment of office space both related to the B2B Sale. Excluding noncash compensation and restructuring charges, total operating expenses decreased by $55 thousand in the stub period compared to the same period last year.

Revenue

Total revenue from continuing operations in the stub period was $6.69 million, an increase of $18 thousand from the prior year. Subscription revenue increased $267 thousand, or 6%, as a result of a 6% increase in the average number of subscriptions. In addition, premium deferred subscription revenue grew $0.8 million in the stub period, or an increase of 7% over the same period last year. Average revenue recognized per subscription remained steady compared to the same period in the prior year. Average quarterly churn (2) improved to 3.4% for the stub period from 4.8% in the first quarter of 2018. Advertising revenue declined $0.2 million, or 9%, compared to the same period in the prior year due to a decline in page views. In addition, licensing and syndication revenue decreased by $98 thousand (40%) compared to the same period in the prior year due to the cancellation of certain content licensing arrangements.

Cash on hand

On March 31, 2019, the Company held cash and cash equivalents, restricted cash and marketable securities of $120.3 million, primarily the result of the net proceeds from the B2B Sale offset by a net loss in cash from continuing operations of ($1.0) million. This compared to $2.4 million positive cash flow generated for the same period in the prior year. On April 3, 2019, the Company announced that its Board of Directors had declared a special cash distribution in the amount of $94.3 million or $1.77 per share ($17.70 when adjusting for the reverse stock split effectuated on April 26, 2019), which was paid on April 22, 2019 to stockholders of record on April 15, 2019. As a result, the Company currently holds cash and cash equivalents, restricted cash and marketable securities of approximately $24.2 million as of May 3, 2019.

Conference Call Information

TheStreet will discuss its financial results for the first three months ended March 31, 2019 on May 14, 2019 at 8:00 a.m. Eastern Time.

To participate in the call, please dial 877-260-1479 (domestic) or 334-323-0522 (international). The conference code is 8798880. This call is being webcast and can be accessed on the Investor Relations section of TheStreet website at. http://investor-relations.thestreet.com/events.cfm

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About TheStreet

TheStreet, Inc. (NASDAQ: TST, www.t.st) is a leading financial news and information provider to investors and institutions worldwide. The Company’s flagship brand, TheStreet (www.thestreet.com), has produced unbiased business news and market analysis for individual investors for more than 20 years.

Non-GAAP Financial Information

(1) To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company also uses “EBITDA” and “Adjusted EBITDA”, non-GAAP measures of certain components of financial performance. “EBITDA” is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund acquisitions and capital expenditures. EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations. “Adjusted EBITDA” further eliminates the impact of non-cash stock compensation, impairment charges, restructuring, transaction related costs, loss (income) from discontinued operations, severance and other charges affecting comparability. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels. “Free cash flow” means net income/loss plus non-cash expenses net of gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures. The Company believes that this non-GAAP financial measure is an important indicator of the Company’s financial results because it gives investors a view of the Company’s ability to generate cash.

2) Average churn is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, and then divided by three. Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding planned investments in our business, improved premium subscription products and expectations for 2018. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission (“SEC”) that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment; our ability to drive revenue, and increase or retain current subscription revenue, particularly in light of the investments in our expanded news operations; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:

Eric Lundberg

CEO and CFO

TheStreet, Inc.

Eric.lundberg@thestreet.com

Jared Verteramo

General Counsel and Corporate Secretary
TheStreet, Inc.
Jared.verteramo@thestreet.com

THESTREET, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	March 31, 2019	December 31, 2018
Current Assets:
Cash and cash equivalents	$117,991,200	$37,029,262
Accounts receivable, net of allowance for doubtful accounts of $210,493 at March 31, 2019 and $200,935 at December 31, 2018	2,433,426	2,303,937
Other receivables	4,552,062	3,759,209
Prepaid expenses and other current assets	1,438,351	1,934,305
Current assets of discontinued operations	—	3,182,655
Total current assets	126,415,039	48,209,368
Noncurrent Assets:
Property and equipment, net of accumulated depreciation and amortization of $5,567,690 at March 31, 2019 and $5,418,726 at December 31, 2018	676,856	927,539
Marketable securities	1,850,000	1,850,000
Right of use lease asset	1,492,791	—
Other assets	19,818	31,396
Other intangibles, net of accumulated amortization of $7,754,297 at March 31, 2019 and $7,386,632 at December 31, 2018	3,160,724	3,038,411
Deferred tax asset	—	16,416,749
Restricted cash	500,000	500,000
Noncurrent assets of discontinued operations	—	14,768,229
Total assets	$134,115,228	$85,741,692

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,194,181	$2,350,618
Accrued expenses	4,684,362	2,674,250
Deferred revenue	10,725,477	9,747,108
Lease liability	1,732,332	—
Other current liabilities	970,674	648,554
Current liabilities of discontinued operations	—	13,217,639
Total current liabilities	20,307,026	28,638,169
Noncurrent Liabilities:
Lease liability	1,342,235	—
Other liabilities	809,240	1,325,568
Noncurrent liabilities of discontinued operations	—	209,498
Total liabilities	22,458,501	30,173,235

Stockholders’ Equity:
Common stock; $0.01 par value; 10,000,000 shares authorized; 6,203,150 shares issued and 5,230,384 shares outstanding at March 31, 2019, and 5,758,623 shares issued and 4,974,127 shares outstanding at December 31, 2018	620,315	575,862
Additional paid-in capital	267,851,390	262,037,815
Accumulated other comprehensive loss	—	(5,418,635)
Treasury stock at cost; 972,766 shares at March 31, 2019 and 784,496 shares at December 31, 2018	(17,955,616)	(13,754,559)
Accumulated deficit	(138,859,362)	(187,872,026)
Total stockholders’ equity	111,656,727	55,568,457

Total liabilities and stockholders’ equity	$134,115,228	$85,741,692

THESTREET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2019	2018
Total net revenue	$6,688,985	$6,671,203

Operating expense:
Cost of services	3,418,136	3,589,841
Sales and marketing	2,099,993	2,045,426
General and administrative	3,173,083	3,281,299
Depreciation and amortization	500,161	440,254
Acceleration of equity awards	2,930,889	—
Restructuring and other charges	2,902,019	—
Total operating expense	15,024,281	9,356,820
Operating loss	(8,335,296)	(2,685,617)
Net interest income	378,354	16,915
Net loss from continuing operations before income taxes	(7,956,942)	(2,668,702)
Benefit for income taxes	2,893,440	485,672
Net loss from continuing operations	(5,063,502)	(2,183,030)
Gain from discontinued operations	18,456	1,501,320
Gain on sale of business, net of tax	54,057,710	—
Net income (loss) attributable to common stockholders	$49,012,664	$(681,710)

Basic net income (loss) per share:
Continuing operations	$(0.99)	$(0.44)
Discontinued operations	10.61	$0.30
Basic net income (loss) per share	$9.62	$(0.14)

Diluted net income (loss) per share:
Continuing operations	$(0.97)	$(0.44)
Discontinued operations	10.32	0.30
Diluted net income (loss) per share	$9.35	$(0.14)

Weighted average basic shares outstanding	5,095,371	4,918,469
Weighted average diluted shares outstanding	5,242,072	4,918,469

Reconciliation of net income (loss) to adjusted EBITDA
Net income (loss)	$49,012,664	$(681,710)
Benefit for income taxes	(2,893,440)	(485,672)
Net interest income	(378,354)	(16,915)
Depreciation and amortization	500,161	440,254
EBITDA	46,241,031	(744,043)
Restructuring and other charges	2,902,019	—
Income from discontinued operations	(18,456)	(1,501,320)
Gain on sale of business, net of tax	(54,057,710)	—
Acceleration of equity awards	2,930,889	—
Stock based compensation	210,650	320,723
Adjusted EBITDA	$(1,791,577)	$(1,924,640)

THESTREET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2019	2018
Cash Flows from Operating Activities:
Net income (loss)	$49,012,664	$(681,710)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on sale of business, net of tax	(54,057,710)	—
Stock-based compensation expense	3,693,305	340,366
Provision for doubtful accounts	832	18,776
Lease abandonment	995,989	—
Depreciation and amortization	500,161	1,194,679
Deferred taxes	—	108,969
Deferred rent	(115,099)	16,555
Changes in operating assets and liabilities:
Accounts receivable	(1,689,408)	(398,853)
Other receivables	(98,611)	133,792
Prepaid expenses and other current assets	182,105	(402,278)
Other intangibles	38,146	—
Right of use asset	355,592	—
Other assets	(152,933)	(8,612)
Accounts payable	(524,477)	(16,327)
Accrued expenses	88,738	(1,129,949)
Deferred revenue	3,142,104	3,128,414
Other current liabilities	754,692	54,103
Right of use liability	(314,124)	—
Deferred tax asset	(2,906,790)	—
Other liabilities	77,322	—
Net cash (used in) provided by continuing operations	(1,017,502)	2,357,925

Cash Flows from Investing Activities:
Proceeds from the sale of business, net	84,396,626	—
Capital expenditures	(501,009)	(831,849)
Net cash provided by (used in) investing activities	83,895,617	(831,849)

Cash Flows from Financing Activities:
Cash dividends paid on common stock	—	(68,162)
Net proceeds from exercise of stock options	323,165	—
Share repurchase	—	(1,415)
Shares withheld on RSU vesting to pay for withholding taxes	(2,359,499)	(3,874)
Net cash used in financing activities	(2,036,334)	(73,451)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	120,157	86,094

Net increase in cash, cash equivalents and restricted cash	80,961,938	1,538,719
Cash, cash equivalents and restricted cash, beginning of period	37,529,262	12,184,817
Cash, cash equivalents and restricted cash, end of period	$118,491,200	$13,723,536

Supplemental noncash disclosure:
Right-of-use assets obtained in exchange for operating lease liability	4,139,640	—

Reconciliation of net loss to free cash flow - see note (1):
Net loss	$(5,045,046)	$(681,710)
Noncash expenditures	5,075,188	1,679,345
Changes in operating assets and liabilities	(1,047,644)	1,360,290
Capital expenditures	(501,009)	(831,849)
Free cash flow	$(1,518,511)	$1,526,076